EXHIBIT 23


DELOITTE &
TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-59140, 33-56009, 333-17985, and 333-31277 and Form S-8, File Nos. 33-50012, 33-55804, 33-49979,
33-56103 and 333-16041 of our reports dated September 2, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1997.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
September 29, 1997
New York, New York